EXHIBIT 99.1


FOR IMMEDIATE RELEASE: April 21, 1999


CONTACT: Cathy Califano, S.V.P. /C.F.O., Haven Bancorp
                  tel. (516) 683-4483


                   HAVEN BANCORP REPORTS FIRST QUARTER RESULTS


         Westbury, NY--Haven Bancorp, Inc. (Nasdaq: HAVN), the holding company for CFS Bank, today reported net income of $2.6 million, or $0.30 per basic common share ($0.29 per share, diluted) for the first quarter of 1999, compared to $2.1 million, or $0.25 per basic common share ($0.24 per share, diluted) earned in the first quarter of 1998.

         Philip S. Messina, Chairman, President and Chief Executive Officer, stated, " We are pleased that net income grew by 21% over the first quarter of 1998. The first quarter 1999 financial results met our expectations. Through the initiatives that were completed in 1998, we are now offering our broadened product mix through our expanded delivery platform. This approach allows us to provide our traditional banking services, plus the products and services offered by the Bank's mortgage banking division, investment services subsidiary and our insurance agency subsidiary, combined with the conveniences and advantages of supermarket banking."

         "Real estate loans originated and purchased for our loan portfolio totaled $166.2 million in the first quarter of 1999 compared to originations and purchases of $94.5 million in the first quarter of 1998. We added another $160.6 million of residential loans originated for sale in the secondary market for a total of $326.8 million of real estate loans originated and purchased during the first quarter of 1999. Mortgage banking operations added $4.5 million to non-interest income in the first quarter of 1999. Deposit account fees and insurance, annuity and mutual fund fees rose sharply to $5.1 million, or 70.1% in the first quarter of 1999 from $3.0 million in the first quarter of 1998."






615 Merrick Avenue
Westbury, NY 11590

         "We have substantially completed the current investment phase of our planned expansion program and now emphasize increasing earnings and maximizing franchise value. We recently reorganized our residential lending division in order to bring greater focus to sales, operations and secondary marketing. Gary
B. Johansen has been appointed Senior Vice President-Sales Manager, Ronald A. Pasquini has been appointed Senior Vice President-Lending Operations Coordinator and Janet Mangafas has joined the Bank as Vice President-Secondary Marketing Manager. I am also pleased to announce that William J. Jennings II has joined Haven and the Bank as Executive Vice President and Assistant to the President. Mr. Jennings will continue as a Director of Haven and the Bank, positions he has held since 1996. Prior to joining Haven, Mr. Jennings held various positions with Salomon Brothers, Inc. and its successor Salomon Smith Barney, Inc., including the most recent position of Chief of Staff to the Chairman. I am confident that the addition of Mr. Jennings to our management team along with the other organizational and management changes we have made will help us to ensure effective and timely execution of our plans. Based on our current stock price, our stock is trading at a price to earnings multiple and a price to book value ratio which we do not believe is reflective of our prospects."

         Net interest income for the first quarter of 1999 was $16.2 million, a 20.1% increase over net interest income of $13.5 million in the first quarter of 1998. The increase was the result of interest-earning asset growth, particularly mortgage loans. Average interest-earning assets increased by 20.7% in the first quarter of 1999 compared to the first quarter of 1998, primarily due to a 21.1% increase in average mortgage loans, as well as a 41.9% increase in average mortgage-backed securities. The net interest margin in the 1999 first quarter was 2.80% compared to the margin of 2.82% in the 1998 quarter.

         The provision for loan losses in the first quarter of 1999 was $675,000 compared to $670,000 in first quarter of 1998. The allowance for loan losses was $14.6 million, or 1.02% of loans at March 31, 1999 compared to $14.0 million, or 1.07% of loans at December 31, 1998.

         Non-interest income increased to $11.1 million, or 148.1%, in the first quarter of 1999 from $4.5 million in the first quarter of 1998. The growth in non-interest income reflects the impact of the continued maturation of our supermarket banking program and the addition of our mortgage banking and insurance businesses. Non-interest income in the 1999 first quarter included $4.5 million in servicing released premiums and fees related to loans sold in the quarter. Deposit fees increased 72.6% in the 1999 first quarter to $3.1 million from $1.8 million in the 1998 first quarter. Insurance, annuity and mutual funds fees for the first quarter of 1999 increased 66.4% to $2.0 million from $1.2 million in the 1998 first quarter.

         Non-interest expense increased by 59.2% to $22.4 million in the first quarter of 1999 compared to $14.1 million for the 1998 first quarter. The increase was due primarily to the the addition of the expenses of the loan production franchise of CFS Intercounty and the Bank's expansion of its supermarket banking program from thirty-nine branches at March 31, 1998 to fifty-nine branches at March 31, 1999. Due primarily to increased headcount, compensation and benefits expenses, which accounted for the majority of the increase, rose by 59.1% in the 1999 first quarter compared to the prior year period. Occupancy and equipment expenses increased by 50.7% to $3.3 million in the 1999 first quarter compared to $2.2 million in the prior year period. Since we have incurred the start-up costs of recruiting and training new personnel and the occupancy costs associated with opening up substantially all of the new branches, our non-interest expenses related to supermarket banking should stabilize. In addition, the integration of the businesses of CFS Intercounty and CFS Insurance Agency are substantially complete and we do not anticipate significant organizational expenses related to these businesses.

         Non-performing assets at March 31, 1999 totaled $10.3 million, or 0.40% of total assets. Non-performing loans, comprising non-accrual and restructured loans, were $10.1 million and real estate owned, net, was $0.2 million at March 31, 1999. Non-performing assets at March 31, 1998, totaled $11.4 million, or 0.57% of total assets; non-performing loans totaled $10.8 million and real estate owned, net, equaled $0.6 million.

         As of March 31, 1999, CFS Bank had fifty-nine supermarket branches with total deposits of $ 578.1 million, an increase of $74.1 million, or 14.7% from $504.0 million at December 31, 1998. Core deposits equaled 58.3% of total supermarket branch deposits, compared to a ratio of 45.3% in traditional branches. Core deposits for the supermarket branches included $209.3 million of "Liquid Asset" account balances at March 31, 1999. This account was introduced at the supermarket branches in the second quarter of 1998 and currently pays an initial rate of 4.25% for balances over $2,500. The supermarket branches added approximately 20,000 new core deposit accounts during the first quarter of 1999, bringing the total number of core deposit accounts in the supermarket branches to approximately 153,000. Non-interest income from supermarket branches totaled $3.2 million in the first quarter of 1999, while non-interest expense directly attributable to these branches totaled $6.0 million for the period. This compares with non-interest income from supermarket branches of $1.4 million and non-interest expenses directly attributable to the supermarket branches of $4.3 million for the first quarter of 1998.

         At March 31, 1999, Haven Bancorp had total assets of $2.55 billion. Stockholders' equity was $119.1 million, or $13.43 book value per share. CFS Bank's tangible, core and risk-based capital ratios at March 31, 1999, were 5.20%, 5.20% and 11.24%, respectively. These ratios exceed the minimum regulatory requirements of 2.00%, 4.00% and 8.00%, respectively. The Bank is considered "well capitalized" by regulatory standards.

         On April 13, 1999, Haven Bancorp, Inc. filed a registration statement with the Securities and Exchange Commission to issue $35.0 million of capital securities through Haven Capital Trust II. A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State. When the preliminary prospectus is completed, copies of this prospectus may be requested from the Company at the address set forth above. The Company currently intends to use the net proceeds from the sale of the capital securities to invest in the Bank to increase its capital level. The increased capital will enable the Bank to expand its deposit base. The Bank will also invest its new capital in residential and commercial real estate loans in our market area and in investment-grade mortgage-backed and investment securities.

         Headquartered in Westbury, New York, Haven Bancorp, Inc. is the holding company for CFS Bank, a community-oriented institution offering deposit products, residential and commercial real estate loans and a full range of financial services including discount brokerage, mutual funds, annuities and insurance through eight full-service banking offices and fifty-nine supermarket branches located in New York City, Nassau, Suffolk, Rockland and Westchester counties, New Jersey and Connecticut. The Bank provides residential mortgage banking services through its CFS Intercounty Mortgage division operating from six loan origination offices and six satellite offices in New York, New Jersey, Pennsylvania and Connecticut. The Company provides auto, homeowners and business lines of insurance through its subsidiary, CFS Insurance Agency, Inc. The Bank's deposits are insured by the FDIC.

STATEMENTS MADE HEREIN THAT ARE FORWARD-LOOKING IN NATURE WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY. SUCH RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THOSE RELATED TO OVERALL BUSINESS CONDITIONS, PARTICULARLY IN THE CONSUMER FINANCIAL SERVICES, MORTGAGE AND INSURANCE MARKETS IN WHICH HAVEN OPERATES, FISCAL AND MONETARY POLICY, COMPETITIVE PRODUCTS AND PRICING, CREDIT RISK MANAGEMENT, CHANGES IN REGULATIONS AFFECTING FINANCIAL INSTITUTIONS AND OTHER RISKS AND UNCERTAINTIES DISCUSSED IN THE COMPANY'S SEC FILINGS, INCLUDING ITS 1998 FORM 10-K. THE COMPANY DISCLAIMS ANY OBLIGATION TO PUBLICLY ANNOUNCE FUTURE EVENTS OR DEVELOPMENTS, WHICH MAY AFFECT THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.

                            SELECTED FINANCIAL RATIOS
                            -------------------------

                                              THREE MONTHS ENDED
                                                  MARCH 31,
                                                1999             1998
                                            ------------     ------------
                                                    (annualized)
Return on average assets                          0.42%           0.43%
Return on average equity                          8.67            7.52
Net interest spread                               2.75            2.67
Net interest margin                               2.80            2.82
Operating expenses to average assets (1)          3.61            2.78

(1) For the purpose of this calculation operating expenses equal non-interest expense less amortization of goodwill, real estate operations, net and non-performing loan expenses of $190,000 and $108,000 for the three-months ended March 31, 1999, and 1998, respectively.


                                                             March 31,                       December 31,
                                                                1999                             1998
                                                        ---------------------             --------------------
Stockholders' equity to total assets                            4.67%                            5.00%
Stockholders' equity per share                                  $13.43                         $13.53
Non-performing loans to total loans                             0.71%                            0.64%
Non-performing assets to total assets                           0.40                             0.36
Allowance for loan losses to non-performing loans             144.37                           166.70
Allowance for loan losses to total loans                        1.02                             1.07

                                                                         more...

                               HAVEN BANCORP, INC.


                        CONSOLIDATED STATEMENTS OF INCOME


                      (In thousands, except per share data)


                                                               For the Three Months Ended
                                                                        March 31,
                                                               -----------------------------
                                                                 1999                 1998
                                                               ---------            --------

INTEREST INCOME
---------------
Loans                                                          $ 25,735             $ 22,526
Mortgage-backed securities                                       12,650                8,931
Money market investments                                             30                  104
Debt and equity securities                                        2,065                3,402
                                                               --------             --------
           Total Interest Income                                 40,480               34,963
                                                               --------             --------

INTEREST EXPENSE
----------------
Deposits
     Savings accounts                                             4,669                2,416
     NOW accounts                                                   324                  261
     Money market accounts                                          419                  423
     Certificate accounts                                        11,753               11,863
Borrowed funds                                                    7,109                6,506
                                                               --------             --------
           Total Interest Expense                                24,274               21,469
                                                               --------             --------

Net interest income before provision for loan losses             16,206               13,494
Provision for loan losses                                           675                  670
                                                               --------             --------
Net interest income after provision for loan losses              15,531               12,824
                                                               --------             --------

NON-INTEREST INCOME
-------------------

Loan fees and servicing income                                      505                  518
Servicing released premiums and fees on loans sold                4,531                   --
Savings/checking fees                                             3,125                1,811
Net gain on sales of interest-earning assets                        335                  352
Insurance annuity and mutual fund fees                            1,975                1,187
Other                                                               590                  591
                                                               --------             --------
           Total Non-Interest Income                             11,061                4,459
                                                               --------             --------

NON-INTEREST EXPENSE
--------------------
Compensation and benefits                                        12,055                7,577
Occupancy and equipment                                           3,344                2,219
REO operations, net                                                (151)                  49
Federal deposit insurance premiums                                  254                  207
Other                                                             6,887                4,015
                                                               --------             --------
           Total Non-Interest Expense                            22,389               14,067
                                                               --------             --------

Income before income tax expense                                  4,203                3,216
Income tax expense                                                1,603                1,067
                                                               --------             --------
Net income                                                     $  2,600             $  2,149
                                                               ========             ========



Net income per common share:           Basic                   $   0.30             $   0.25
                                                               ========             ========
                                       Diluted                 $   0.29             $   0.24
                                                               ========             ========

                               HAVEN BANCORP, INC.
                 Consolidated Statements of Financial Condition
                      (In thousands, except for share data)

                                                                             March 31,                    December 31,
                                                                              1999                            1998
                                                                       --------------------          -----------------------
ASSETS
Cash and due from banks                                                $            31,759           $               43,088
Money market investments                                                             1,421                            1,720
Securities available for sale                                                      941,027                          889,251
Loans held for sale                                                                 59,440                           54,188
Federal Home Loan Bank of NY Stock                                                  22,255                           21,990
Loans receivable:
     First mortgage loans                                                        1,384,483                        1,271,784
     Cooperative apartment loans                                                     3,432                            3,970
     Other loans                                                                    36,211                           34,926
                                                                       --------------------          -----------------------
Total loans receivable                                                           1,424,126                        1,310,680
Less allowance for loan losses                                                     (14,573)                         (13,978)
                                                                       --------------------          -----------------------
     Loans receivable, net                                                       1,409,553                        1,296,702
Premises and equipment, net                                                         37,772                           39,209
Accrued interest receivable                                                         13,586                           12,108
Other assets                                                                        33,346                           37,267
                                                                       --------------------          -----------------------
          Total Assets                                                 $         2,550,159           $            2,395,523
                                                                       ====================          =======================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
     Deposits                                                          $         1,804,795           $            1,722,710
     Borrowed funds                                                                586,330                          440,346
     Due to broker                                                                  10,000                           97,458
     Other liabilities                                                              29,904                           15,142
                                                                       --------------------          -----------------------
          Total Liabilities                                                      2,431,029                        2,275,656
                                                                       --------------------          -----------------------

Stockholders' Equity:
Preferred stock ($.01 par value, 2,000,000
     shares authorized, none issued)                                                     -                               -
Common stock ($.01 par value, 30,000,000 shares
     authorized, 9,918,750 issued; 8,867,814 and
     8,859,692 outstanding at March 31, 1999 and
     December 31, 1998, respectively)                                                  100                              100
Additional paid-in capital                                                          51,580                           51,383
Retained earnings, substantially restricted                                         81,020                           79,085
Accumulated other comprehensive income:
     Unrealized (loss) gain on securities available-
     for-sale, net of tax effect                                                    (2,107)                             945
Treasury stock, at cost (1,050,936 and 1,059,058 shares
     at March 31, 1999 and December 31, 1998, respectively)                         (9,753)                          (9,800)
Unallocated common stock held by ESOP                                               (1,149)                          (1,222)
Unearned common stock held by Bank's Recognition
     Plans and Trusts                                                                 (262)                            (263)
Unearned compensation                                                                 (299)                            (361)
                                                                       --------------------          -----------------------
          Total Stockholders' Equity                                               119,130                          119,867
                                                                       ====================          =======================
          Total Liabilities and Stockholders' Equity                   $         2,550,159           $            2,395,523
                                                                       ====================          =======================

Book value per share                                                   $             13.43           $                13.53
                                                                       ====================          =======================

                              HAVEN BANCORP, INC.
           Consolidated Average Balance Sheet - Yield/Rate Analysis
                            (Dollars in thousands)


                                                                                       For the
                                                                                  Three Months Ended
                                                                                  ------------------
                                                          March 31, 1999                                 March 31, 1998
                                                          --------------                                 --------------
                                                    Average                       Yield/         Average                    Yield/
                                                    Balance         Interest      Rate(1)       Balance       Interest     Rate(1)
                                                    -------         --------      -------       -------       --------     -------

ASSETS
------


Interest-earning assets


    Mortgage loans                               $ 1,377,235       $ 24,885          7.23%    $ 1,136,919     $ 21,739     7.65%
    Other loans                                       37,178            850          9.15          32,833          787     9.59
    Mortgage-backed securities                       762,234         12,650          6.64         537,116        8,931     6.65
    Money market investments                           1,516             30          7.92           8,175          104     5.09
    Debt and equity securities                       133,067          2,065          6.21         200,415        3,402     6.79
                                                  -----------      --------          ----     -----------
          Total interest-earning assets            2,311,230         40,480          7.01       1,915,458       34,963     7.30
Non-interest-earning assets                          147,604                                       93,488
                                                  -----------                                 -----------
           Total assets                           $2,458,834                                  $ 2,008,946
                                                  ===========                                 ===========



LIABILITIES AND STOCKHOLDERS' EQUITY

Interest-bearing liabilities
    Savings accounts                              $  576,044       $  4,669          3.24     $   384,701     $  2,416     2.51
    Certificate accounts                             892,050         11,753          5.27         824,774       11,863     5.75
    NOW accounts                                     222,499            324          0.58         159,088          261     0.66
    Money market accounts                             57,986            419          2.89          55,260          423     3.06
    Borrowed funds                                   530,099          7,109          5.36         432,750        6,506     6.01
                                                 -----------      --------                   -----------     --------
          Total interest-bearing liabilities       2,278,678         24,274          4.26       1,856,573       21,469     4.63
                                                                   --------                                   --------
Other liabilities                                     60,133                                       38,074
                                                 -----------                                  -----------
          Total liabilities                        2,338,811                                    1,894,647
Stockholders' equity                                 120,023                                      114,299
                                                 -----------                                  -----------
          Total liabilities and
           stockholders' equity                  $ 2,458,834                                  $ 2,008,946
                                                 ===========                                  ===========

Net interest income                                                 $ 16,206                                   $13,494
                                                                    ========                                   =======
Net interest spread                                                                  2.75%                                2.67%
                                                                                     ====                                 ====
Net interest margin                                                                  2.80%                                2.82%
                                                                                     ====                                 ====

(1) annualized

                               HAVEN BANCORP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)



                                                         1999                                    1998
                                                      ------------     ---------------------------------------------------------
                                                          1Q                4Q            3Q             2Q             1Q
                                                      ------------     ---------------------------------------------------------

INTEREST INCOME
Loans                                                    $ 25,735          $ 26,389      $ 26,120       $ 24,414       $ 22,526
Mortgage-backed securities                                 12,650            11,926        11,610          9,573          8,931
Money market investments                                       30                17            23             42            104
Debt and equity securities                                  2,065             1,679         2,226          2,703          3,402
                                                      ------------     -------------  ------------  -------------  -------------
          Total Interest Income                            40,480            40,011        39,979         36,732         34,963
                                                      ------------     -------------  ------------  -------------  -------------

INTEREST EXPENSE
Deposits
     Savings accounts                                       4,669             3,933         3,366          2,700          2,416
     NOW accounts                                             324               418           344            341            261
     Money market accounts                                    419               579           525            514            423
     Certificate accounts                                  11,753            12,696        12,791         12,615         11,863
Borrowed funds                                              7,109             7,058         8,015          6,412          6,506
                                                      ------------     -------------  ------------  -------------  -------------
          Total Interest Expense                           24,274            24,684        25,041         22,582         21,469
                                                      ------------     -------------  ------------  -------------  -------------

Net interest income before provision for loan losses       16,206            15,327        14,938         14,150         13,494
Provision for loan losses                                     675               675           670            650            670
                                                      ------------     -------------  ------------  -------------  -------------
Net interest income after provision for loan losses        15,531            14,652        14,268         13,500         12,824
                                                      ------------     -------------  ------------  -------------  -------------

NON-INTEREST INCOME
Loan fees and servicing income                                505               355           428            326            518
Servicing released premiums and fees on loans sold          4,531             4,748         4,646            907             -
Savings/checking fees                                       3,125             3,042         2,650          2,319          1,811
Net gain on sales of interest-earning assets                  335             1,335         1,185             54            352
Insurance, annuity and mutual fund fees                     1,975             1,901         1,472          1,314          1,187
Other                                                         590               708           634            663            591
                                                      ------------     -------------  ------------  -------------  -------------
          Total Non-Interest Income                        11,061            12,089        11,015          5,583          4,459
                                                      ------------     -------------  ------------  -------------  -------------

NON-INTEREST EXPENSE
Compensation and benefits                                  12,055            11,156        12,084         10,387          7,577
Occupancy and equipment                                     3,344             3,458         2,947          2,381          2,219
REO operations, net                                          (151)              (20)           67            (88)            49
Federal deposit insurance premiums                            254               210           231            222            207
Other                                                       6,887             8,421         7,312          4,479          4,015
                                                      ------------     -------------  ------------  -------------  -------------
          Total Non-Interest Expense                       22,389            23,225        22,641         17,381         14,067
                                                      ------------     -------------  ------------  -------------  -------------

Income before income tax expense                            4,203             3,516         2,642          1,702          3,216
Income tax expense                                          1,603               986           402            471          1,067
                                                      ------------     -------------  ------------  -------------  -------------

Net income                                            $     2,600      $      2,530   $     2,240   $      1,231   $      2,149
                                                      ============     =============  ============  =============  =============

Net income per common share:
                        Basic                         $      0.30      $       0.29   $      0.26   $       0.14   $       0.25
                                                      ============     =============  ============  =============  =============
                        Diluted                       $      0.29      $       0.28   $      0.24   $       0.13   $       0.24
                                                      ============     =============  ============  =============  =============